Q4 2015 Earnings Call Supplemental Revenue Information January 12, 2016

© 2016 IHS 2014-2015 Quarterly Subscription, Non-Subscription, & Total Revenue Excluding Discontinued Operations 2 $ in millions Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Resources 179.8 184.7 186.7 191.5 742.7 190.0 188.8 187.7 182.9 749.4 Transportation 120.7 121.3 124.1 130.3 496.4 136.3 141.0 144.3 147.6 569.3 CMS 98.1 101.2 102.6 102.9 404.7 102.9 111.9 117.3 117.7 449.8 Subscription 398.5 407.2 413.3 424.8 1,643.8 429.3 441.7 449.3 448.2 1,768.5 Resources 37.7 59.1 42.4 45.2 184.5 27.6 45.8 30.0 31.7 135.2 Transportation 34.1 41.7 42.4 48.0 166.1 39.4 49.3 49.0 51.5 189.1 CMS 19.8 21.9 20.5 23.2 85.3 17.6 20.1 29.4 24.3 91.5 N -Subscription 91.6 122.7 105.3 116.4 435.9 84.6 115.2 108.5 107.5 415.8 Resources 217.5 243.9 229.1 236.7 927.2 217.6 234.7 217.7 214.6 884.6 Transportation 154.8 163.0 166.5 178.3 662.5 175.7 190.3 193.4 199.0 758.4 CMS 117.9 123.0 123.1 126.1 490.0 120.6 132.0 146.7 142.0 541.3 Total Revenue 490.1 529.9 518.7 541.1 2,079.8 513.9 556.9 557.8 555.7 2,184.3 No n-S ubs 2014 Actual Revenue 2015 Actual Revenue Tot al Sub scr ipti on